UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2016

Emerge Energy Services LP

(Exact name of registrant as specified in its charter)

Delaware	001-35912	90-0832937
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

180 State Street, Suite 225

Southlake, Texas 76092

(Address of principal executive office) (Zip Code)

(817) 865-5830
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 2, 2016, the Board of Directors (the “Board”) of Emerge Energy Services GP LLC (the “General Partner”) approved a second amendment (the “Amendment”) to the employment letter agreement between the General Partner and Rick Shearer, the Chief Executive Officer of the General Partner, dated May 29, 2013 (the “Employment Letter”).

Under the Amendment, Mr. Shearer’s annual base salary was increased to $525,000, effective November 1, 2016.

The Amendment also provides that Mr. Shearer will be granted, on each of November 1, 2017 and November 1, 2018 (subject to Board approval and his continued employment through the applicable grant date), a phantom unit award covering a number of units of Emerge Energy Services LP (the “Partnership”) equal to (i) with respect to the November 1, 2017 phantom unit award, one and one-half his then-current annual base salary and (ii) with respect to the November 1, 2018 phantom unit award, one-half his then-current base salary on the second grant date, in each case, divided by the per-share closing price of a unit on the applicable grant date. In addition, in connection with entering into the Amendment, on November 1, 2016, Mr. Shearer was granted a phantom unit award covering 61,475 units in the Partnership.

Each of the three phantom unit awards will vest with respect to 50% of the units subject thereto on each of the first and second anniversaries of the applicable grant date, subject to Mr. Shearer’s continued service.  In addition, (i) any of these then-outstanding phantom unit awards will accelerate and vest in full immediately prior to a “change in control” (as defined in the Partnership’s 2013 Long-Term Incentive Plan) and (ii) if Mr. Shearer is terminated by the Company without cause, then a prorated number of unvested phantom units will vest with respect to any of these then-outstanding phantom unit awards.

The Amendment also provides that in the event Mr. Shearer’s employment with the Company is terminated due to the Company’s election not to extend Mr. Shearer’s employment under the Employment Letter when Mr. Shearer is willing and able to continue performing services to the Company in accordance with the terms of the Employment Letter, then, subject to Mr. Shearer’s timely execution and non-revocation of a general release of claims, the Company will pay to Mr. Shearer an amount equal to two times his annual base salary as in effect on the termination date.

The foregoing description of the Amendment is not complete and is subject to and qualified in its entirety by the terms of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Second Amendment to Amended Employment Letter, dated November 2, 2016, by and between Emerge Energy Services GP LLC and Rick Shearer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emerge Energy Services LP

	By:	Emerge Energy Services GP LLC,
its general partner

Dated: November 3, 2016	By:	/s/ Deborah Deibert
		Name:	Deborah Deibert
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Second Amendment to Amended Employment Letter, dated November 2, 2016, by and between Emerge Energy Services GP LLC and Rick Shearer.